Fidelity California Municipal Trust II

A special meeting of the fund's shareholders was held on July 18, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	1,505,766,565.28	92.012
Against	35,118,766.34	2.146
Abstain	95,600,946.26	5.842
TOTAL	1,636,486,277.88	100.000
Broker Non-Votes	89,580.00
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	1,484,037,389.85	90.684
Against	56,683,310.82	3.464
Abstain	95,765,577.21	5.852
TOTAL	1,636,486,277.88	100.000
Broker Non-Votes	89,580.00

PROPOSAL 3

To elect the fourteen nominees specified below as Trustees.*

122:
	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	1,575,739,058.23	96.283
Withheld	60,836,799.65	3.717
TOTAL	1,636,575,857.88	100.000
Ralph F. Cox
Affirmative	1,575,447,688.33	96.265
Withheld	61,128,169.55	3.735
TOTAL	1,636,575,857.88	100.000
Phyllis Burke Davis
Affirmative	1,573,770,007.55	96.162
Withheld	62,805,850.33	3.838
TOTAL	1,636,575,857.88	100.000
Robert M. Gates
Affirmative	1,575,407,087.29	96.262
Withheld	61,168,770.59	3.738
TOTAL	1,636,575,857.88	100.000
Abigail P. Johnson
Affirmative	1,572,066,990.18	96.058
Withheld	64,508,867.70	3.942
TOTAL	1,636,575,857.88	100.000
Edward C. Johnson 3d
Affirmative	1,572,286,094.08	96.072
Withheld	64,289,763.80	3.928
TOTAL	1,636,575,857.88	100.000
Donald J. Kirk
Affirmative	1,574,686,667.52	96.218
Withheld	61,889,190.36	3.782
TOTAL	1,636,575,857.88	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	1,576,128,641.23	96.306
Withheld	60,447,216.65	3.694
TOTAL	1,636,575,857.88	100.000
Ned C. Lautenbach
Affirmative	1,574,961,214.73	96.235
Withheld	61,614,643.15	3.765
TOTAL	1,636,575,857.88	100.000
Peter S. Lynch
Affirmative	1,575,217,519.71	96.251
Withheld	61,358,338.17	3.749
TOTAL	1,636,575,857.88	100.000
Marvin L. Mann
Affirmative	1,575,163,822.84	96.248
Withheld	61,412,035.04	3.752
TOTAL	1,636,575,857.88	100.000
William O. McCoy
Affirmative	1,574,549,714.13	96.210
Withheld	62,026,143.75	3.790
TOTAL	1,636,575,857.88	100.000
Robert C. Pozen
Affirmative	1,575,578,385.61	96.273
Withheld	60,997,472.27	3.727
TOTAL	1,636,575,857.88	100.000
William S. Stavropoulos
Affirmative	1,574,714,859.11	96.220
Withheld	61,860,998.77	3.780
TOTAL	1,636,575,857.88	100.000
PROPOSAL 4
To approve an amended contract for Fidelity California Municipal Money Market Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	967,613,293.91	91.468
Against	28,686,962.87	2.712
Abstain	61,564,992.83	5.820
TOTAL	1,057,865,249.61	100.000
PROPOSAL 5
To approve an amended contract for Spartan California Municipal Money Market Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	523,445,321.72	90.450
Against	19,594,760.16	3.386
Abstain	35,670,526.40	6.164
TOTAL	578,710,608.28	100.000
PROPOSAL 6
To modify Fidelity California Municipal Money Market Fund's fundamental 80% investment policy.
	# of Votes Cast	% of Votes Cast
Affirmative	945,955,812.62	89.428
Against	41,665,441.24	3.939
Abstain	70,164,207.75	6.633
TOTAL	1,057,785,461.61	100.000
PROPOSAL 7
To modify Spartan California Municipal Money Market Fund's fundamental 80% investment policy.
	# of Votes Cast	% of Votes Cast
Affirmative	520,690,238.09	89.976
Against	21,080,746.90	3.642
Abstain	36,929,831.29	6.382
TOTAL	578,700,816.28	100.000
Broker Non-Votes	9,792.00
PROPOSAL 8
To eliminate a fundamental investment policy of Spartan California Municipal Money Market Fund.
	# of Votes Cast	% of Votes Cast
Affirmative	512,681,402.80	88.592
Against	27,732,719.54	4.792
Abstain	38,286,693.94	6.616
TOTAL	578,700,816.28	100.000
Broker Non-Votes	9,792.00
PROPOSAL 9
To amend Fidelity California Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	945,064,858.53	89.344
Against	46,677,063.17	4.412
Abstain	66,043,539.91	6.244
TOTAL	1,057,785,461.61	100.000
Broker Non-Votes	79,788.00
PROPOSAL 9
To amend Spartan California Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	512,057,555.39	88.484
Against	29,119,957.66	5.032
Abstain	37,523,303.23	6.484
TOTAL	578,700,816.28	100.000
Broker Non-Votes	9,792.00
PROPOSAL 10
To amend Fidelity California Municipal Money Market Fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	944,874,715.09	89.326
Against	46,175,422.20	4.365
Abstain	66,735,324.32	6.309
TOTAL	1,057,785,461.61	100.000
Broker Non-Votes	79,788.00
PROPOSAL 10
To amend Spartan California Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	514,014,684.51	88.822
Against	26,280,730.01	4.542
Abstain	38,405,401.76	6.636
TOTAL	578,700,816.28	100.000
Broker Non-Votes	9,792.00

*Denotes trust-wide proposals and voting results.